CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 8, 2012, relating to the financial statements and financial highlights which appear in the April 30, 2012 Annual Report to Shareholders of Columbia U.S. Treasury Index Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 14, 2012